Exhibit 5.1

November 7, 2017

OneMain Holdings, Inc.

Springleaf Finance Corporation

601 N.W. Second Street

Evansville, IN 47708

Re:                             OneMain Holdings, Inc. and Springleaf Finance Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to OneMain Holdings, Inc., a Delaware corporation (“OMH”), and Springleaf Finance Corporation, an Indiana corporation (“SFC”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by OMH and SFC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to (A) the issuance and sale by OMH from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of OMH (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of OMH (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between OMH and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) debt securities of OMH (“OMH Debt Securities”), which may be issued in one or more series under an indenture (the “OMH Indenture”) proposed to be entered into by OMH and Wilmington Trust, National Association, as trustee, the form of which is filed as an exhibit to the Registration Statement, (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by OMH and one or more warrant agents to be named therein, (vi) subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by OMH and one or more subscription agents to be named therein, (vii) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from OMH, and OMH to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by OMH and one or more purchase contract agents to be named therein, (viii) purchase units of OMH (“OMH Purchase Units”), each consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “OMH Purchase Unit Agreement”) proposed to be entered into by OMH and one or more purchase unit agents to be named therein, and (ix) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”) and (B) the issuance and sale by SFC from time to time, pursuant to Rule 415 of the Rules and Regulations, of debt securities (the “SFC Debt Securities” and, together with the OMH Debt Securities, the “Debt Securities”), which may be issued in one or more series under the indenture, dated December 3, 2014, among SFC, OMH and Wilmington Trust, National Association, as trustee, relating to the SFC Debt Securities (the “SFC Indenture” and, together with the OMH Indenture, the “Indentures”), which is filed as an exhibit to the Registration Statement. The Registration Statement also relates to the issuance and sale from time to time (a) by OMH of guarantees of the SFC Debt Securities to be issued under the SFC Indenture (the “OMH Guarantees”) and (b) by SFC of guarantees of the OMH Debt Securities to be issued under the OMH Indenture (the “SFC Guarantees” and, together with the OMH Guarantees, the “Guarantees”). The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the OMH Debt Securities, Indeterminate Securities, the Stock Purchase Contracts, the Stock Purchase Units and the OMH Guarantees are collectively referred to herein as the “OMH Securities.”  The SFC Debt Securities and the SFC Guarantees are collectively referred to herein as the “SFC Securities.”  The OMH Securities and the SFC Securities are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 the form of Depositary Agreement filed as an exhibit to the Registration Statement;

(c)                                  an executed copy of the SFC Indenture filed as an exhibit to the Registration Statement;

(d)                                 the form of OMH Indenture filed as an exhibit to the Registration Statement;

(e)                                  an executed copy of a certificate of Jack R. Erkilla, Secretary of OMH, dated the date hereof (the “OMH Secretary’s Certificate”);

(f)                                   a copy of the Amended and Restated Certificate of Incorporation of OMH certified by the Secretary of State of the State of Delaware as of November 6, 2017 and certified pursuant to the OMH Secretary’s Certificate;

(g)                                  a copy of the Amended and Restated By-laws of OMH, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(h)                                 a copy of certain resolutions of the Board of Directors of OMH, adopted on November 19, 2014 and July 25, 2017 certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of OMH and SFC and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of OMH and SFC and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of OMH and SFC and others and of public officials,  including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Depositary Agreements, the Indentures and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 10 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by OMH or SFC, as they case may be, and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of OMH or SFC, as they case may be, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of OMH or SFC, as they case may be, have taken all related action as directed by or under the direction of the Board of Directors of OMH or SFC, as they case may be; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of OMH or SFC, as they case may be, so as not to violate any applicable law, the certificate of incorporation of OMH or the bylaws of OMH or SFC, as they case may be, or result in a default under or breach of any agreement or instrument binding upon OMH or SFC, as they case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over OMH or SFC, as they case may be.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any shares of Common Stock offered by OMH, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered

Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the share registry of OMH and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of OMH under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.                                      With respect to the shares of any series of Preferred Stock offered by OMH, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of OMH, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the share registry of OMH and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of OMH under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.                                      With respect to any Depositary Shares offered by OMH, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by OMH; (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of OMH, enforceable against OMH in accordance with its respective terms under the laws of the State of New York.

4.                                      With respect to any series of OMH Debt Securities offered by OMH, including any Indeterminate Securities constituting OMH Debt Securities of such series (the “OMH Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the OMH Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the OMH Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the OMH Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the OMH Offered Debt Securities will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.

5.                                      With respect to any series of SFC Debt Securities offered by SFC, including any Indeterminate Securities constituting SFC Debt Securities of such series (the “SFC Offered Debt Securities” and, together with the OMH Debt Securities, the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the SFC Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the SFC Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the SFC Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the SFC Offered Debt Securities will constitute valid and binding obligations of SFC, enforceable against SFC in accordance with their respective terms under the laws of the State of New York.

6.                                      With respect to any Guarantee offered by OMH or SFC, as the case may be, of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been duly qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Agreements, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and (e) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of OMH or SFC, as the case may be, enforceable against OMH or SFC, as the case may be, in accordance with their respective terms under the laws of the State of New York.

7.                                      With respect to any Warrants offered by OMH (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by OMH and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.

8.                                      With respect to any Subscription Rights offered by OMH (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by OMH and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.

9.                                      With respect to any Purchase Contracts offered by OMH (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by OMH and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.

10.                               With respect to any Purchase Units offered by OMH (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Depository Shares, OMH Debt Securities, Warrants, Stock Purchase Contracts and/or Stock Purchase Units included in such Offered Purchase Units have been duly authorized for issuance OMH and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of OMH, enforceable against OMH in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

a)                                     the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

b)                                     we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

c)                                      except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

d)                                     we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

e)                                      we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

f)                                       we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

g)                                      we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

h)                                     we have assumed that the choice of New York law to govern each Indenture and any supplemental indenture thereto is a valid and legal provision;

i)                                         we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements, Subscription Rights Agreements,

Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

j)                                        we have assumed that the OMH Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, subscription agent, purchase contract agent and purchase unit agent, as the case may be;

k)                                     we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Agreements to the extent that such provisions provide that the obligations of OMH or SFC, as the case may be, are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

l)                                         to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

In addition, in rendering the foregoing opinions we have assumed that:

a)                                     SFC (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which SFC is a party;

b)                                     SFC has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which SFC is a party;

c)                                      neither the execution and delivery by OMH and SFC of the Transaction Agreements to which OMH or SFC is a party nor the performance by OMH and SFC of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) in the case of SFC, conflicts or will conflict with the Articles of Incorporation and bylaws of SFC, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which OMH or SFC or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which OMH or SFC or its property is subject, or (iv) violates or will violate any law, rule or regulation to which OMH or SFC or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

d)                                     neither the execution and delivery by OMH or SFC of the Transaction Agreements to which OMH or SFC is a party nor the performance by OMH and SFC of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP